Exhibit 10.1.1

AMENDMENT
TO THE

CONSOLIDATED EDISON
RETIREMENT PLAN

Amending the Retirement Plan to
Freeze Participation for
Local 3 Employees

Exhibit 10.1.1

Whereas, pursuant to the authority of the Board of Directors and Board of Trustees, as set forth in Article X, Amendment, Merger, and Termination, Section 10.01, Amendment of the Plan, to amend in whole or in part any or all of the provisions of the Plan; and further
Whereas, on July 20, 2017, the Board of Directors and Board of Trustees approved the 2017-2021 Collective Bargaining Contract ("2017 Contract"), between Consolidated Edison Company Of New York, Inc. - Staten Island (the "Company") and Local Union No. 3 of the International Brotherhood Of Electrical Workers, AFL-CIO (the "Union"), that effectively amends the Retirement Plan, effective June 25, 2017, to freeze participation to each Local 3 Employee who is hired on or after June 25, 2017. Such Local 3 Employee shall be covered under the Defined Contribution Pension formula in the Thrift Savings Plan; and further

Whereas, that the Vice President - Human Resources (an "Authorized Officer") acting individually be, and hereby is, authorized to take the necessary actions to execute amendments to the Plan, the amendments to be in such form as the Authorized Officer executing the same may approve, his or her execution thereof to be evidence conclusively of his or her approval thereof; and it is further

Now, therefore, The Retirement Plan is amended as set forth below:

Exhibit 10.1.1

Amendment Number 1

The Title Page to the Retirement Plan is amended by adding at the end of the Amendment List the following:

•	Amended, Effective June 25, 2017, to Take Into Account the Changes Resulting from the 2017 - 2021 Collective Bargaining Contract Between Local 3 and CECONY

Amendment Number 2

The Introduction is amended, to add at the end of that Section:

As a result of the Board of Directors and Board of Trustees approval on July 20, 2017, of the 2017 - 2021 Collective Bargaining Contract Between Local 3 and CECONY, the Retirement Plan is amended, effective June 25, 2017, to freeze entry of a Local 3 Employee. The 2017-2021 Collective Bargaining Contract provides that each Local 3 Employee hired on or after June 25, 2017, will earn future pension benefits under the Defined Contribution Pension Formula.

(h)    Each CECONY Weekly Employee who: (i) is a member of Local 3; (ii) was hired on or after January 1, 2010, and before June 30, 2013; and (iii) is actively employed as of June 30, 2013 (“PC Participant”) will be given an opportunity to make a “Pension Choice (“PC”),” as set forth below. The Pension Choice temporary program will end on December 31, 2015, and no further Pension Choices submitted by a PC Participant will be accepted after December 31, 2015.

Exhibit 10.1.1

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed effective as of September 13, 2017

/s/ Richard Bagwell
Vice President of Human Resources Consolidated Edison Company of New York, Inc.
And the Plan Administrator of the Retirement Plan